Exhibit 99.1

ITT Reports Significant 2013 Fourth-Quarter and Full-Year Growth

Company issues solid 2014 guidance

2013 Fourth-Quarter Highlights

  Revenue up 17 percent to $646 million with organic revenue up 13 percent
  GAAP income from continuing operations of $0.12 per share, segment operating income of $63 million
  Adjusted EPS from continuing operations up 32 percent to $0.49 per share
  Adjusted segment operating income up 29 percent and margins up 130 basis points

2013 Full-Year Highlights

  Revenue up 12 percent to $2.5 billion with organic revenue up 6 percent
  GAAP income from continuing operations of $5.28 per share, segment operating income of $282 million
  Adjusted EPS from continuing operations up 20 percent to $2.02 per share
  Adjusted segment operating income up 21 percent and margins up 100 basis points

2014 Guidance

  Revenue up 4 to 6 percent with a range of $2.6 billion to $2.65 billion and adjusted EPS in the range of $2.23 to $2.33, up 13 percent at the midpoint of 2014 guidance

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--February 14, 2014--ITT Corporation (NYSE:ITT) today reported its 2013 fourth-quarter and full-year financial results, including significant gains in revenue, adjusted segment operating income and adjusted earnings per share from continuing operations.

In the fourth quarter, the company delivered revenue of $646 million, reflecting 17 percent overall growth and 13 percent organic growth (defined as total revenue excluding foreign exchange, acquisition and divestiture impacts). GAAP income from continuing operations totaled $0.12 per share. Adjusted earnings per share from continuing operations for the quarter, which excludes special items, were up 32 percent to $0.49 per share, reflecting strong volume gains and operational improvements as well as a lower effective tax rate.

2013 annual revenue totaled $2.5 billion, reflecting 12 percent overall growth and 6 percent organic growth compared with the prior year. Full-year revenue included 20 percent aftermarket expansion, 18 percent growth in emerging markets and 6 percent growth in North America. In 2013, solid gains and strength in global automotive brake pads, global oil and gas and North American chemical project pumps, and core connectors markets offset weakness in global mining pumps, North American short-cycle base pumps and industrial valves.

On a GAAP basis, 2013 income from continuing operations totaled $5.28 per share, compared with $1.16 per share in the prior year, primarily reflecting a reduction in a U.S. tax valuation allowance originally recorded at the end of 2011. Adjusted earnings per share from continuing operations, which excludes special items, increased 20 percent to $2.02 per share, reflecting a 21 percent increase in adjusted segment operating income and a lower share count due to share repurchases.

“Over the past two years, our outstanding team at ITT has continued to leverage our sharper focus to build a strong multi-industrial company with a track record of proven performance,” said CEO and President Denise Ramos.

“Each of our businesses has worked individually and collectively to make remarkable strides. We have driven growth in key end markets including oil and gas, automotive and aerospace, and expanded our global manufacturing and R&D capabilities in Korea, China and the United States. In addition, we have been turning around key businesses such as connectors and shock absorbers while advancing our goals to focus our portfolio, operate more productively and drive an enhanced customer experience.

“As we look ahead to 2014, we’ll continue to build on the strong foundation and momentum we have created to drive profitable growth and value creation. At the same time, we will continue making investments – in our capabilities and in our people – that will position us to realize the full long-term power of our committed employees, leading-edge technologies and strong customer relationships.”

2013 Fourth-Quarter and Full-Year Business Segment Results

All full-year and quarterly results are compared with the respective prior-year periods

Industrial Process designs and manufactures industrial pumps and valves for the oil and gas, chemical, mining and industrial markets.

  Fourth-quarter total revenue increased 16 percent to $297 million, and organic revenue was up 9 percent, as strength in chemical project pumps in North America and emerging markets, as well as Latin American mining and industrial pumps, offset weakness in the North American short-cycle base pumps and industrial valves markets.
  Fourth-quarter adjusted operating income was up 58 percent to $39 million, as volume, net productivity and positive mix shift more than offset the impact of strategic investments in aftermarket and U.S. manufacturing capabilities.
  Full-year total revenue was up 16 percent to $1.1 billion, and organic revenue was up 4 percent, driven by strong growth in the global oil and gas market, increased shipments of project pumps in the North American chemical market and strength in aftermarket sales as well as the positive impact of the Bornemann Pumps acquisition.
  Full-year adjusted segment operating income was up 18 percent to $128 million, as increased sales volume, net operating productivity and the impact of sourcing cost reduction activities were partially offset by the impact of strategic investments.

Motion Technologies designs and manufactures braking technologies and shock absorbers for the automotive and rail markets.

  Fourth-quarter total revenue increased 29 percent to $180 million, while organic revenue increased 25 percent, due to significant growth in global automotive brake pads and aftermarket expansion, as well as growth in global rail shock absorbers.
  Fourth-quarter adjusted operating income was up 24 percent to $21 million, as a result of improved volumes and net operating productivity, offset by higher repairs and maintenance costs.
  Full-year total revenue for Motion Technologies was up 15 percent to $722 million, and organic revenue was up 13 percent, driven by share gains and market growth in key geographies including Western Europe, China and the United States, as well as strong aftermarket growth reflecting restocking in the independent aftermarket channel due to pent up demand in Europe.
  Full-year adjusted segment operating income was up 26 percent to $107 million, primarily due to higher sales volumes and the positive impact of productivity, sourcing and restructuring activities.

Interconnect Solutions designs and manufactures connectors and interconnects for the oil and gas, medical, industrial and transportation, and aerospace and defense markets.

  Fourth-quarter total revenue for Interconnect Solutions increased 9 percent to $101 million, with organic revenue improving 10 percent. In the quarter, growth was driven by the global aerospace and defense and oil and gas markets.
  Adjusted operating income for the fourth quarter increased 56 percent to $9 million, due to volume increases, positive mix shift, net operating productivity and benefits from proactive restructuring actions.
  Full-year total revenue was up 5 percent to $396 million, while organic revenue was up 6 percent, due to improved operational execution and growth in strategic connector end markets.
  Full-year adjusted operating income was up 111 percent to $31 million, due to the impact of proactive restructuring, higher sales volume, productivity and sourcing activities.

Control Technologies designs and manufactures products including fuel management, actuation, and noise and energy absorption components for the aerospace and industrial markets.

  Fourth-quarter total revenue was up 2 percent to $70 million, and organic revenue was up 3 percent, as increases in aerospace and general industrial components offset the impact of an end-of-life aerospace aftermarket program and softness in defense markets.
  Fourth-quarter adjusted operating income decreased to $13 million, as net operating productivity and pricing were more than offset by the impact of an end-of-life aerospace aftermarket program and strategic incremental investments.
  Full-year total and organic revenue for Control Technologies was up slightly to $278 million, as significant growth in commercial aerospace components was offset by a decline in revenue from defense and industrial applications and the impact of an end-of-life aerospace aftermarket program.
  Full-year adjusted segment operating income was $57 million, a 4 percent decrease, as productivity, sourcing and pricing activities were offset by an unfavorable mix and increased strategic investments.

2014 Guidance

The company announced 2014 guidance with total and organic revenue up 4 to 6 percent to $2.6 billion to $2.65 billion and adjusted earnings per share from continuing operations in the range of $2.23 to $2.33 per share, up 13 percent to $2.28 at the mid-point.

Revenue growth is expected to be driven by the global oil and gas pump market, and share gains and market growth in the global automotive market, partially offset by non-strategic connector product lines and an aerospace program ramp down.

The company also expects solid adjusted segment operating margin expansion of 70-90 basis points due to benefits from volume, productivity, proactive restructuring actions and Lean transformation activities across its facilities, which will more than fund increased strategic investments.

Investor Call Today

ITT's senior management will host a conference call for investors today at 9 a.m. EST to review performance and answer questions. The briefing can be monitored live via webcast at the following address on the company's Web site: www.itt.com/investors and will be available on the website from two hours after the webcast until Friday, Feb. 21, 2014, at midnight.

For a reconciliation of GAAP to non-GAAP results, please click here.

About ITT

ITT is a diversified leading manufacturer of highly engineered critical components and customized technology solutions for the energy, transportation and industrial markets. Building on its heritage of innovation, ITT partners with its customers to deliver enduring solutions to the key industries that underpin our modern way of life. Founded in 1920, ITT is headquartered in White Plains, N.Y., with employees in more than 35 countries and sales in a total of approximately 125 countries. The company generated 2013 revenues of $2.5 billion. For more information, visit www.itt.com.

Safe Harbor Statement

This release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 (the “Act”). No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. All forward-looking statements included in this release are based on information available to us on the date hereof, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. The forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the industry in which we operate, and other legal, regulatory and economic developments. These forward-looking statements include, but are not limited to, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance.

We use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target,” “future,” “may,” “will,” “could,” “should,” “potential,” “continue,” “guidance” and other similar expressions to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Forward-looking statements in this release should be evaluated together with the risks and uncertainties that affect our business, particularly those mentioned in the Risk Factors section of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED INCOME STATEMENTS
(In millions, except per share)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December		December
	2013	2012	2013	2012

Revenue	$645.5	$554.3	$2,496.9	$2,227.8

Costs of revenue	436.9	380.9	1,697.1	1,547.6
Selling, general and administrative expenses	145.9	121.6	516.1	415.1
Research and development expenses	18.4	14.9	67.3	62.7
Asbestos-related costs, net	16.3	15.8	32.8	50.9
Total costs and expenses	617.5	533.2	2,313.3	2,076.3

Operating income	28.0	21.1	183.6	151.5
Interest and non-operating expenses, net	0.5	2.4	3.1	2.4
Income from continuing operations before
income tax expense	27.5	18.7	180.5	149.1
Income tax (benefit) expense	15.4	(3.4)	(309.6)	39.6
Income from continuing operations	12.1	22.1	490.1	109.5
Income from discontinued operations, net of tax	0.3	10.3	0.8	15.9
Net Income	12.4	32.4	490.9	125.4
Less: Income attributable to noncontrolling interests	1.2	-	2.4	-
Net Income attributable to ITT Corporation	$11.2	$32.4	$488.5	$125.4

Amounts attributable to ITT Corporation:
Income from continuing operations, net of tax	10.9	22.1	487.7	109.5
Income from discontinued operations, net of tax	0.3	10.3	0.8	15.9
Net Income	$11.2	$32.4	$488.5	$125.4

Earnings (loss) per share attributable to ITT Corporation:
Basic:
Continuing operations	$0.12	$0.24	$5.36	$1.18
Discontinuing operations	-	0.11	0.01	0.17
Net income	$0.12	$0.35	$5.37	$1.35

Diluted:
Continuing operations	$0.12	$0.24	$5.28	$1.16
Discontinuing operations	-	0.11	0.01	0.17
Net income	$0.12	$0.35	$5.29	$1.33

Weighted average common shares - basic	90.8	92.3	91.0	93.0
Weighted average common shares - diluted	92.4	93.5	92.3	94.1

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	December 31,	December 31,
	2013	2012
	(Unaudited)
Assets
Cash and cash equivalents	$507.3	$544.5
Receivables, net	496.7	440.3
Inventories, net	315.9	304.2
Other current assets	345.6	251.4
Total current assets	1,665.5	1,540.4

Plant, property and equipment, net	426.2	373.1
Goodwill	659.8	651.4
Other intangible assets, net	106.9	123.3
Asbestos-related assets	433.3	525.3
Deferred income taxes	303.6	21.4
Other non-current assets	144.9	151.2
Total assets	3,740.2	3,386.1

Liabilities and Shareholders' Equity
Accounts payable	332.7	347.0
Accrued and other current liabilities	499.9	458.3
Total current liabilities	832.6	805.3

Asbestos-related liabilities	1,179.6	1,255.0
Postretirement benefits	243.3	330.3
Other non-current liabilities	277.8	292.3
Total liabilities	2,533.3	2,682.9

Total ITT Corporation shareholders' equity	1,201.0	703.2
Noncontrolling interests	5.9	-
Total shareholders' equity	1,206.9	703.2
Total liabilities and shareholders' equity	$3,740.2	$3,386.1

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended
	December 31,
	2013	2012

Operating Activities
Net income	$490.9	$125.4
Less: Income from discontinued operations	0.8	15.9
Less: Income attributable to noncontrolling interest	2.4	-
Income from continuing operations - ITT Corp	487.7	109.5

Adjustments to income from continuing operations:
Depreciation and amortization	86.9	71.1
Stock-based compensation	13.1	12.4
Asbestos-related costs, net	32.8	50.9
Transformation costs	2.2	13.0
Deferred income taxes	(364.0)	34.1
Asbestos-related payments, net	(25.4)	(20.1)
Transformation-related payments	(7.1)	(47.3)
Contributions to pension plans	(11.9)	(71.0)
Changes in assets and liabilities:
Change in receivables	(60.7)	(17.7)
Change in inventories	(10.7)	(8.7)
Change in accounts payable	4.5	(4.3)
Change in accrued expenses	40.5	(10.1)
Change in accrued income taxes	28.6	84.1
Other, net	10.1	51.2
Net Cash - Operating Activities	226.6	247.1

Investing Activities
Capital expenditures	(122.9)	(83.8)
Purchases of investments	(240.2)	(38.2)
Maturities of investments	168.2	-
Acquisitions, net of cash acquired	0.7	(193.2)
Proceeds from sale of discontinued operations and other assets	2.3	39.5
Other, net	3.1	1.0
Net Cash — Investing Activities	(188.8)	(274.7)

Financing Activities
Short-term debt, net	25.4	(24.8)
Long-term debt, repaid	(6.4)	(1.0)
Long-term debt, issued	-	1.3
Proceeds from issuance of common stock	34.8	58.0
Repurchase of common stock	(87.9)	(116.8)
Excess tax benefit from equity compensation activity	8.7	6.4
Dividends paid	(36.4)	(34.2)
Other, net	3.5	3.1
Net Cash — Financing Activities	(58.3)	(108.0)

Exchange rate effects on cash and cash equivalents	(0.4)	(4.0)

Cash from (used for) discontinued operations:
Operating Activities	(16.3)	(3.2)
Investing Activities	-	(0.1)
Financing Activities	-	(2.4)
Exchange rate effects on cash and cash equivalents	-	-
Net Cash – Discontinued Operations	(16.3)	(5.7)

Net change in cash and cash equivalents	(37.2)	(145.3)
Cash and cash equivalents — beginning of year	544.5	689.8
Cash and Cash Equivalents - End of Period	$507.3	$544.5

Key Performance Indicators and Non-GAAP Measures

Management reviews key performance indicators including revenue, segment operating income and margins, earnings per share, order growth, and backlog, among others. In addition, we consider certain measures to be useful to management and investors when evaluating our operating performance for the periods presented. These measures provide a tool for evaluating our ongoing operations and management of assets from period to period. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, dividends, acquisitions and share repurchases. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for measures determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators for purposes of our reconciliation tables.

Organic Revenues and Organic Orders are defined as revenues and orders, excluding the impact of foreign currency fluctuations and contributions from acquisitions and divestitures made during the last twelve months. Divestitures include sales of insignificant portions of our business that did not meet the criteria for presentation as a discontinued operation. The period-over-period change resulting from foreign currency fluctuations assumes translation at a constant exchange rate for the current and prior periods.

Adjusted Segment Operating Income and Adjusted Segment Operating Margin are defined as operating income, adjusted to exclude costs incurred in connection with the acquisition of Bornemann Pumps, the Transformation, restructuring charges and spin-related repositioning charges; and adjusted segment operating margin is defined as adjusted segment operating income divided by total revenue. Spin-related repositioning charges are expenses to reposition the post-transformation organization to its full operating structure primarily consist of transition services agreement exit costs, advisory fees and other redesign actions related to the new company structure.

Adjusted Income from Continuing Operations and Adjusted EPS from Continuing Operations are defined as income from continuing operations and income from continuing operations per diluted share, adjusted to exclude special items. Special items may include, but are not limited to, asbestos-related costs, transformation costs, repositioning costs, restructuring costs, acquisition-related expenses, income tax settlements or adjustments, and other unusual and infrequent non-operating items. Special items represent significant charges or credits on an after-tax basis that impact current results, but may not be related to the Company’s ongoing operations and performance.

Adjusted Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, cash payments for transformation costs, repositioning costs, net asbestos cash flows and other significant items that impact current results which management believes are not related to our ongoing operations and performance. Due to other financial obligations and commitments, the entire free cash flow may not be available for discretionary purposes.

ITT Corporation Non-GAAP Reconciliation
Reported vs. Organic Revenue / Order Growth
Fourth Quarter 2013 & 2012
(In Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E / A
			Change	% Change	Acquisition / Divestitures	FX Impact	Change	% Change
	3M 2013	3M 2012	2013 vs. 2012	2013 vs. 2012	3M 2013	3M 2013	Adj. 13 vs. 12	Adj. 13 vs. 12

Revenues
ITT Corporation - Consolidated	645.5	554.3	91.2	16.5%	(20.0)	(1.9)	69.3	12.5%

Industrial Process	296.9	256.5	40.4	15.8%	(20.0)	3.4	23.8	9.3%
Motion Technologies	180.4	139.8	40.6	29.0%	0.0	(6.0)	34.6	24.7%
Interconnect Solutions	100.5	92.1	8.4	9.1%	0.0	0.4	8.8	9.6%
Control Technologies	69.5	67.9	1.6	2.4%	0.0	0.3	1.9	2.8%

Orders
Total Segment Orders	596.9	539.2	57.7	10.7%	(11.2)	(3.4)	43.1	8.0%

Industrial Process	244.7	234.6	10.1	4.3%	(11.2)	2.5	1.4	0.6%
Motion Technologies	195.5	141.5	54.0	38.2%	0.0	(6.4)	47.6	33.6%
Interconnect Solutions	98.6	92.5	6.1	6.6%	0.0	0.3	6.4	6.9%
Control Technologies	59.6	72.2	(12.6)	(17.5%)	0.0	0.2	(12.4)	(17.2%)

Note: Excludes intercompany eliminations
Immaterial differences due to rounding

ITT Corporation Non-GAAP Reconciliation
Reported vs. Organic Revenue / Order Growth
Full Year 2013 & 2012
(In Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E / A
			Change	% Change	Acquisition / Divestitures	FX Impact	Change	% Change
	12M 2013	12M 2012	2013 vs. 2012	2013 vs. 2012	12M 2013	12M 2013	Adj. 13 vs. 12	Adj. 13 vs. 12

Revenues
ITT Corporation - Consolidated	2,496.9	2,227.8	269.1	12.1%	(122.7)	(6.5)	139.9	6.3%

Industrial Process	1,107.4	955.8	151.6	15.9%	(122.7)	6.1	35.0	3.7%
Motion Technologies	721.8	626.2	95.6	15.3%	0.0	(16.1)	79.5	12.7%
Interconnect Solutions	395.5	375.7	19.8	5.3%	0.0	2.5	22.3	5.9%
Control Technologies	278.2	277.1	1.1	0.4%	0.0	0.9	2.0	0.7%

Orders
Total Segment Orders	2,575.5	2,241.8	333.7	14.9%	(172.0)	(7.9)	153.8	6.9%

Industrial Process	1,162.0	954.9	207.1	21.7%	(172.0)	4.5	39.6	4.1%
Motion Technologies	743.9	626.3	117.6	18.8%	0.0	(16.1)	101.5	16.2%
Interconnect Solutions	400.3	383.9	16.4	4.3%	0.0	2.6	19.0	4.9%
Control Technologies	276.0	283.8	(7.8)	(2.7%)	0.0	1.0	(6.8)	(2.4%)

Note: Excludes intercompany eliminations
Immaterial differences due to rounding

ITT Corporation Non-GAAP Reconciliation
Reported vs Adjusted Segment Operating Income & OI Margin
Fourth Quarter of 2013 & 2012
(In Millions)

	3M 2013	3M 2013		3M 2013	3M 2012	3M 2012		3M 2012	% Change		% Change
	As Reported	Special Items		As Adjusted	As Reported	Special Items		As Adjusted	As Reported 13 vs. 12		As Adjusted 13 vs. 12

Revenue:
Industrial Process	296.9			296.9	256.5			256.5	15.8%		15.8%
Motion Technologies	180.4			180.4	139.8			139.8	29.0%		29.0%
Interconnect Solutions	100.5			100.5	92.1			92.1	9.1%		9.1%
Control Technologies	69.5			69.5	67.9			67.9	2.4%		2.4%
Intersegment eliminations	(1.8)			(1.8)	(2.0)			(2.0)	(10.0%)		(10.0%)
Total Revenue	645.5			645.5	554.3			554.3	16.5%		16.5%

Operating Margin:
Industrial Process	11.4%	170	BP	13.1%	7.5%	200	BP	9.5%	390	BP	360	BP
Motion Technologies	10.6%	120	BP	11.8%	12.2%	20	BP	12.4%	(160)	BP	(60)	BP
Interconnect Solutions	-2.0%	1,120	BP	9.2%	0.4%	610	BP	6.5%	(240)	BP	270	BP
Control Technologies	17.0%	210	BP	19.1%	24.1%	-	BP	24.1%	(710)	BP	(500)	BP
Total Operating Segments	9.7%	310	BP	12.8%	9.6%	190	BP	11.5%	10	BP	130	BP

Income:
Industrial Process	33.7	5.1		38.8	19.2	5.3		24.5	75.5%		58.4%
Motion Technologies	19.2	2.1		21.3	17.0	0.2		17.2	12.9%		23.8%
Interconnect Solutions	(2.0)	11.2		9.2	0.4	5.5		5.9	(600.0%)		55.9%
Control Technologies	11.8	1.5		13.3	16.3	0.0		16.3	(27.6%)		(18.4%)
Total Segment Operating Income	62.7	19.9		82.6	52.9	11.0		63.9	18.5%		29.3%

Note: Immaterial differences due to rounding.

Special items include, but are not limited to, certain costs associated with the Bornemann Pumps acquisition, transformation and repositioning costs associated with spin-related activities, restructuring costs and other unusual and infrequent non-operating items.

ITT Corporation Non-GAAP Reconciliation
Reported vs Adjusted Segment Operating Income & OI Margin
Full Year 2013 & 2012
(In Millions)

	12M 2013	12M 2013		12M 2013	12M 2012	12M 2012		12M 2012	% Change		% Change
	As Reported	Special Items		As Adjusted	As Reported	Special Items		As Adjusted	As Reported 13 vs. 12		As Adjusted 13 vs. 12

Revenue:
Industrial Process	1,107.4			1,107.4	955.8			955.8	15.9%		15.9%
Motion Technologies	721.8			721.8	626.2			626.2	15.3%		15.3%
Interconnect Solutions	395.5			395.5	375.7			375.7	5.3%		5.3%
Control Technologies	278.2			278.2	277.1			277.1	0.4%		0.4%
Intersegment eliminations	(6.0)			(6.0)	(7.0)			(7.0)	(14.3%)		(14.3%)
Total Revenue	2,496.9			2,496.9	2,227.8			2,227.8	12.1%		12.1%

Operating Margin:
Industrial Process	10.1%	150	BP	11.6%	10.4%	100	BP	11.4%	(30)	BP	20	BP
Motion Technologies	13.9%	100	BP	14.9%	13.3%	30	BP	13.6%	60	BP	130	BP
Interconnect Solutions	3.6%	430	BP	7.9%	1.8%	220	BP	4.0%	180	BP	390	BP
Control Technologies	19.9%	50	BP	20.4%	21.0%	30	BP	21.3%	(110)	BP	(90)	BP
Total Operating Segments	11.3%	170	BP	13.0%	11.1%	90	BP	12.0%	20	BP	100	BP

Income:
Industrial Process	112.0	16.3		128.3	99.3	9.3		108.6	12.8%		18.1%
Motion Technologies	100.3	7.0		107.3	83.1	2.2		85.3	20.7%		25.8%
Interconnect Solutions	14.2	17.2		31.4	6.9	8.0		14.9	105.8%		110.7%
Control Technologies	55.3	1.5		56.8	58.3	0.8		59.1	(5.1%)		(3.9%)
Total Segment Operating Income	281.8	42.0		323.8	247.6	20.3		267.9	13.8%		20.9%

Note: Immaterial differences due to rounding.

Special items include, but are not limited to, certain costs associated with the Bornemann Pumps acquisition, transformation and repositioning costs associated with spin-related activities, restructuring costs and other unusual and infrequent non-operating items.

ITT Corporation Non-GAAP Reconciliation
Reported vs. Adjusted Income from Continuing Operations & Adjusted EPS
Fourth Quarter of 2013 & 2012
(In Millions, except EPS and shares)

										Percent Change
	Q4 2013	Non-GAAP		Q4 2013	Q4 2012	Non-GAAP		Q4 2012	2013 vs. 2012	2013 vs. 2012
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted	As Adjusted	As Adjusted

Segment Operating Income	62.7	19.9	#A	82.6	52.9	11.0	#A	63.9

Interest Income (Expense)	(0.7)	(0.7)	#B	(1.4)	(0.6)	-		(0.6)
Other Income (Expense)	0.2	-		0.2	(1.8)	-		(1.8)
Gain on sale of Assets	-	-		-	-	-		-
Corporate (Expense)	(34.7)	18.5	#C	(16.2)	(31.8)	23.9	#C	(7.9)

Income from Continuing Operations before Tax	27.5	37.7		65.2	18.7	34.9		53.6

Income Tax Benefit (Expense)	(15.4)	(3.4)	#D	(18.8)	3.4	(22.3)	#D	(18.9)

Income from Continuing Operations	12.1	34.3		46.4	22.1	12.6		34.7

Less: Non Controlling Interest	1.2	-		1.2	-	-		-

Income from Continuing Operations - ITT Corporation	10.9	34.3		45.2	22.1	12.6		34.7

EPS from Continuing Operations	0.12	0.37		0.49	0.24	0.13		0.37	0.12	32.4%

Note: Amounts may not calculate due to rounding.

#A - 2013 segment operating income includes transformation and repositioning costs ($2.2M); restructuring costs ($17.1M); costs primarily related to Bornemann Integration ($0.6).
#A - 2012 segment operating income includes transformation and repositioning costs ($2.1M); restructuring costs ($5.7M). Bornemann Pumps acquisition costs, integration costs and backlog amortization ($3.2M).
#B - 2013 includes ($0.7M) reduction in interest income related to prior year tax audits.
#C - 2013 corporate (expense) includes transformation and repositioning costs ($2.3M); restructuring costs ($0.7M); asbestos related expense ($16.3M) and reversal of integration costs ($0.8M).
#C - 2012 corporate (expense) includes transformation and repositioning costs ($3.7M); restructuring costs ($2.2M); asbestos related expense ($15.8M) and acquisition (Bornemann) expense ($2.2M).
#D - 2013 includes various tax-related special items including reduction in tax valuation allowances of ($7.1M) and tax on foreign un-remitted earnings of $11.0M.
#D - 2012 includes various tax-related special items including IRS audit settlement, return to provision true-up and tax basis balance sheet adjustments.

ITT Corporation Non-GAAP Reconciliation
Reported vs. Adjusted Income from Continuing Operations & Adjusted EPS
Full Year 2013 & 2012
(In Millions, except EPS and shares)

										Percent Change
	FY 2013	Non-GAAP		FY 2013	FY 2012	Non-GAAP		FY 2012	2013 vs. 2012	2013 vs. 2012
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted	As Adjusted	As Adjusted

Segment Operating Income	281.8	42.0	#A	323.8	247.6	20.3	#A	267.9

Interest Income (Expense)	(1.3)	(4.9)	#B	(6.2)	2.7	(7.5)	#B	(4.8)
Other Income (Expense)	(1.8)	-		(1.8)	(5.1)	-		(5.1)
Gain on sale of Assets	-	-		-	-	-		-
Corporate (Expense)	(98.2)	52.3	#C	(45.9)	(96.1)	66.5	#C	(29.6)

Income from Continuing Operations before Tax	180.5	89.4		269.9	149.1	79.3		228.4

Income Tax Benefit (Expense)	309.6	(390.8)	#D	(81.2)	(39.6)	(30.8)	#D	(70.4)

Income from Continuing Operations	490.1	(301.4)		188.7	109.5	48.5		158.0

Less: Non Controlling Interest	2.4	-		2.4	-	-		-

Income from Continuing Operations - ITT Corporation	487.7	(301.4)		186.3	109.5	48.5		158.0

EPS from Continuing Operations	5.28	(3.26)		2.02	1.16	0.52		1.68	0.34	20.2%

Note: Amounts may not calculate due to rounding.

#A - 2013 segment operating income includes transformation and repositioning costs ($6.2M); restructuring costs ($27.2M); Bornemann Pumps acquisition costs, integration costs, backlog amortization and product line exit ($8.6).
#A - 2012 segment operating income includes transformation and repositioning costs ($5.2M); restructuring costs ($10.4M). Bornemann Pumps acquisition costs, integration costs, and backlog amortization ($4.7M).
#B - 2013 interest income of ($3.5M) related to a legacy settlement and ($1.4M) reduction in interest expense related to tax audits.
#B - 2012 adjustment of ($7.5M) is a reduction in interest expense related to closure of tax audits.
#C - 2013 corporate (expense) includes transformation and repositioning costs ($19.0M); restructuring costs ($1.2M); other special expense ($32.1M).
Notes:
($32.1M) other special expense includes reversal of other integration costs ($0.7M) and net asbestos related expense ($32.8M).
($32.8M) net asbestos related expense includes insurance settlement ($31.0M), recurring accrual ($63.3) and remeasurement ($0.5M).
#C - 2012 corporate (expense) includes transformation and repositioning costs ($16.5M); asbestos expense ($50.9M); restructuring expense ($3.6M); environmental income ($6.7M); and acquisition (Bornemann) expense ($2.2M).
#D - 2013 includes various tax-related special items including reduction in tax valuation allowances of ($375.3M) and tax on foreign un-remitted earnings of $11.0M.
#D - 2012 includes various tax-related special items including IRS audit settlement, return to provision true-up and tax basis balance sheet adjustments.

ITT Corporation Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Adjusted Free Cash Flow Conversion
Full Year 2013 & 2012
(In Millions)

	12M 2013	12M 2012

Net Cash - Operating Activities	226.6	247.1

Capital Expenditures	122.9	83.8

Free Cash Flow, including Transformation	103.7	163.3

Transformation & Repositioning Capex	4.8	5.3

Transformation & Repositioning Cash Payments	30.6	53.1

Asbestos Cash Payments, net	25.4	20.1

Discretionary Pension Contributions, net of tax	-	29.2

Adjusted Free Cash Flow	164.5	271.0

Income from Continuing Operations - ITT Corp	487.7	109.5

Special Items (including Transformation & Repositioning Costs)	(301.4)	48.5

Income from Continuing Operations - ITT Corp., Excluding
Special Items	186.3	158.0

Adjusted Free Cash Flow Conversion	88.3%	171.5%

CONTACT:
ITT Corporation
Investors:
Melissa Trombetta, +1 914-641-2030
melissa.trombetta@itt.com
or
Media:
Kathleen Bark, +1 914-641-2103
kathleen.bark@itt.com